UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 18, 2010
Date of Report (Date of earliest event reported)

MIDWAY GOLD CORP.
(Exact name of registrant as specified in its charter)

British Columbia	001-33894	98-0459178
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Unit 1 – 15782 Marine Drive
White Rock, British Columbia, Canada	V4B 1E6
(Address of principal executive offices)	(Zip Code)

(604) 536-2711
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 18, 2010, the Registrant appointed Kenneth A. Brunk as its president and chief operating officer.  Mr. Brunk replaces Mr. Alan Branham in that role.  Mr. Branham remains a director to the Registrant.

Mr. Brunk, 64, a Qualified Person, holds a degree in Metallurgical Engineering from Michigan Technological University and throughout his forty-two year career has conducted numerous feasibility studies and has as well been responsible for designing, constructing, staffing and operating multiple mining operations and improving process efficiencies around the world.

Most recently, he served as Chief Operating Officer of Romarco Minerals, where he led Romarco through the feasibility study on its Haile Gold Mine project.  Mr. Brunk’s efforts aided in elevating Haile from a prospective exploration effort to a successful world-class mine development project.  Previously, as Senior Vice President and Senior Technical Officer at Newmont, Mr. Brunk was responsible for all of the technical functions of the operating, mine planning, metallurgical development, projects, and engineering groups within Newmont.

Pursuant to the Registrant’s shareholder approved combined incentive and non-qualified stock option plan, the board of directors of the Registrant granted non-qualified stock options on a total of 500,000 shares of the Registrant’s common stock exercisable for up to five years at a price of $0.71 per share being the closing price of the Registrant’s common shares on the day prior to grant and are subject to any applicable regulatory hold periods.

Mr. Brunk is not related by blood or marriage to any of the Regsitrant’s directors or executive officers or any persons nominated by the Registrant to become directors or executive officers.  The Regsitrant has not engaged in any transaction in which Mr. Brunk or a person related to Mr. Brunk had a direct or indirect material interest.  To the Registrant’s knowledge, there is no arrangement or understanding between any of our officers and Mr. Brunk pursuant to which he was selected to serve as an officer.

Item 7.01. Regulation FD Disclosure.

On May 19, 2010, the Registrant issued a press release announcing the appointment of Kenneth A. Brunk as President and Chief Executive Officer of the Registrant.  A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Exhibits.

The following Exhibit relating to Item 7.01 are intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

Exhibit No.   Description
99.1                 Press Release dated May 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GOLD CORP.

DATE: May 24, 2010	By:	/s/ “Doris Meyer”
Doris Meyer Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

The following Exhibit relating to 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

Exhibit No.   Description
99.1                 Press Release dated May 19, 2010